Exhibit 3.9

BYLAWS

OF

INGERSOLL-RAND GLOBAL HOLDING COMPANY LIMITED

JANUARY 31, 2014

* * * * *

ARTICLE I

OFFICES

Section 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2. The corporation may also have offices at such other places as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Unless otherwise prescribed by applicable law, all meetings of the stockholders for the election of directors shall be held at such place either within or without the corporation’s state of incorporation as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the corporation’s state of incorporation, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. Subject to any restriction imposed by applicable law, any action required or permitted to be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, except that if the certificate of incorporation of the corporation or the provisions of applicable law require that such a consent be signed by the holders of a greater number of votes, such greater number shall be required. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 2. Annual meetings of stockholders, commencing with the year following the date of these by-laws, shall be held on the fourth Thursday in September, if not a legal holiday, and if a legal holiday, then on the next business day following, or at such other date and at such time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting (or within such other period which may be prescribed by applicable law).

Section 4. The officer who has charge of the stock ledger of the corporation shall prepare and make, before every meeting of stockholders at least ten days (or such greater period which may be prescribed by applicable law), a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting (or such greater period which may be prescribed by applicable law), either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by applicable law or by the certificate of incorporation of the corporation (in which event such other provision shall apply), may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

Section 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting (or within such other period which may be required by applicable law), to each stockholder entitled to vote at such meeting.

Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice (except to the extent that applicable law requires that business transacted at a special meeting include other matters).

Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person at the meeting or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, unless a greater number is otherwise prescribed by applicable law, in which event such greater number shall be required. If such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. Except to the extent otherwise prescribed by applicable law, if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by provision of applicable law or of the certificate of incorporation, a different vote is prescribed, in which case such provision shall govern and control the decision of such question.

Section 10. Unless otherwise provided in the certificate of incorporation of the corporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but, subject to any restriction imposed by applicable law, no proxy shall be valid for more than one year from its date, unless the proxy provides for a longer period.

ARTICLE III

DIRECTORS

Section 1. The board of directors shall consist of at least three and not more than five directors. The authorized number of directors of the Corporation shall initially be set at three, and shall be subject to change as set from time to time pursuant to a resolution duly adopted by the shareholders of the corporation or by a majority of the board of directors then in office. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

Section 2. Unless otherwise prescribed by applicable law, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by applicable law. If at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), any court having jurisdiction may, upon application of any stockholder or stockholders holding at least the minimum number of outstanding shares prescribed by applicable law for such purpose, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

Section 3. The business of the corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by applicable law or by the certificate of incorporation of the corporation or by these by-laws directed or required to be exercised or done by the stockholders.

MEETINGS OF THE BOARD OF DIRECTORS

Section 4. The board of directors of the corporation may hold meetings, both regular and special, either within or without the corporation’s state of incorporation.

Section 5. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, the meeting shall be held immediately following the annual meeting of stockholders at which the board of directors was elected. In the event such meeting is not held at the time and place so fixed by the stockholders or immediately following such annual meeting of stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

Section 6. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

Section 7. Unless otherwise prescribed by applicable law, special meetings of the board may be called by the president on one day’s notice to each director, either personally or by courier, facsimile, email or as an electronic record by electronic means; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors unless the board consists of only one director; in which case special meetings shall be called by the president or secretary in like manner and on like notice on the written request of the sole director.

Section 8. At all meetings of the board of directors a majority shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except that to the extent applicable law prescribes a greater number, such greater number shall apply. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 9. Subject to any restriction imposed by applicable law or the certificate of incorporation of the corporation, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee. Such consents may be signed in counterparts, each of which shall be deemed an original, but not all of which taken together, shall constitute one and the same document.

Section 10. Subject to any restriction imposed by applicable law or by the of incorporation of the corporation, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

COMMITTEES OF DIRECTORS

Section 11. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent permitted by applicable law and as provided in a resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation.

Section 12. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

COMPENSATION OF DIRECTORS

Section 13. Unless otherwise restricted by the certificate of incorporation of the corporation, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors, may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefore. Members of special or standing committees may be allowed like compensation for attending committee meetings.

REMOVAL OF DIRECTORS

Section 14. Subject to any restriction imposed by applicable law or by the certificate of incorporation of the corporation, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

ARTICLE IV

NOTICES

Section 1. Whenever, under the provisions of the applicable law or of the certificate of incorporation of the corporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to have been served on or delivered if (a) sent by personal delivery, at the time of delivery, (b) if sent by post, forty-eight (48) hours after it was put in the post, (c) if sent by courier or facsimile, twenty-four (24) hours after sending, (d) if sent by email or other mode of representing or reproducing words in a legible and non-transitory form or as an electronic record by electronic means, twelve (12) hours after sending, or (e) if published as an electronic record on a website, at the time that the notification of such publication shall be deemed to have been delivered to such director or shareholder.

Section 2. Whenever any notice is required to be given under the provisions of applicable law or of the certificate of incorporation of the corporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V

OFFICERS

Section 1. The officers of the corporation shall be appointed by the board of directors and shall be a president and a secretary and such other officers (including one or more vice presidents, a treasurer and one or more assistant officers) as may be required by applicable law or specified by the board of directors. Subject to any restriction imposed by applicable law or the certificate of incorporation of the corporation, any number of offices may be held by the same person.

Section 2. The officers and other agents appointed by the board of directors shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

Section 3. The officers of the corporation shall hold office until their successors are chosen and qualify. Unless otherwise prescribed by applicable law, any officer appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

THE PRESIDENT

Section 4. The president shall be the chief executive officer of the corporation, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

THE SECRETARY

Section 5. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision the secretary shall be. The secretary shall have custody of the corporate seal of the corporation (if there be one) and the secretary, or any assistant secretary (if there be one), shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the secretary’s signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation (if there be one) and to attest the affixing by such other officer’s signature.

ARTICLE VI

FORM OF SHARES

Section 1. All shares of the corporation’s stock shall be uncertificated shares unless the board of directors provides by resolution or resolutions that some or all of any or all classes or series of the corporation’s stock shall be represented by certificates. In such case, the board of directors may, consistent with applicable law, adopt such rules as it deems appropriate concerning the issuance, signature, registration, surrender and replacement of certificates and the transfer of certificated shares.

TRANSFER OF STOCK

Section 2. Upon receipt of proper transfer instructions from the registered owner of shares, such shares shall be cancelled and issuance of new equivalent uncertificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the corporation.

FIXING RECORD DATE

Section 3. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action, except that if in either case applicable law requires a different period, such other period shall apply. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

REGISTERED STOCKHOLDERS

Section 4. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the corporation’s state of incorporation.

ARTICLE VII

INDEMNIFICATION

Section 1. The corporation shall indemnify, and reimburse for reasonable expenses, its officers, directors, employees, and agents to the extent permitted by applicable law.

GENERAL PROVISIONS

DIVIDENDS

Section 2. Dividends upon the capital stock of the corporation, subject to any relevant provisions of the certificate of incorporation of the corporation, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of applicable law and the certificate of incorporation of the corporation.

Section 3. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, deem proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall deem to be in the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

CHECKS

Section 4. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

FISCAL YEAR

Section 5. The fiscal year of the corporation shall be the calendar year.

SEAL

Section 6. The board of directors may adopt a corporate seal in such form as the board of directors may approve. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII

AMENDMENTS

Section 1. Subject to any requirements of applicable law, these by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders or by the board of directors (when such power, if required by applicable law, is conferred upon the board of directors by the certificate of incorporation of the corporation) at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting. Any power to adopt, amend or repeal by-laws is conferred upon the board of directors by the certificate of incorporation of the corporation or these by-laws shall not divest or limit the power of the stockholders to adopt, amend or repeal by-laws.